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Exhibit 3.42

Newco Disposables, Inc.

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B Y-L A W S

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ARTICLE I
OFFICES

        Section 1.    The registered office shall be located in Knoxville, Tennessee.

        Section 2.    The corporation may also have offices at such other places both within and without the State of Tennessee as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II
ANNUAL MEETINGS OF SHAREHOLDERS

        Section 1.    All meetings of shareholders for the election of directors shall be held at such place as may be fixed from time to time by the board of directors.

        Section 2.    Annual meetings of shareholders shall be held on such date and at such time as may be determined by the board of directors, if not a legal holiday, at which they shall elect by a plurality vote, a board of directors, and transact such other business as may properly be brought before the meeting.

        Section 3.    Written or printed notice of the annual meeting stating the date, time, and place of the meeting, shall be delivered not less than ten days nor more than two months before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

ARTICLE III
SPECIAL MEETINGS OF SHAREHOLDERS

        Section 1.    Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Tennessee as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        Section 2.    Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the charter, may be called by the president, the board of directors, or upon written demand of at least ten percent of all of the votes entitled to be cast on any issue proposed to be considered.

        Section 3.    Written or printed notice of a special meeting, stating the date, time, and place of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than two months before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting.

        Section 4.    The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

ARTICLE IV
QUORUM AND VOTING OF STOCK

        Section 1.    A majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of the voting group for action on that matter, except as otherwise provided by statute or by the charter. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

        Section 2.    If a quorum is present, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the vote of a greater number of affirmatives votes is required by law or the charter.

        Section 3.    Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless the charter or law provides otherwise. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

        Section 4.    Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, if one or more written consents setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE V
DIRECTORS

        Section 1.    The number of directors shall be three. Unless the charter otherwise provides, directors need not be residents of the State of Tennessee nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first meeting of shareholders.

        Section 2.    Unless the charter provides otherwise, any vacancy occurring in the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, the board of directors, or if the directors remaining in office constitute fewer than a quorum of the board, the vacancy may be filled by the affirmative vote of a majority of the directors remaining in office.

        Section 3.    The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, by the charter or by these by-laws directed or required to be exercised or done by the shareholders.

        Section 4.    The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of Tennessee, at such place or places as they may from time to time determine.

        Section 5.    The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

ARTICLE VI
MEETINGS OF THE BOARD OF DIRECTORS

        Section 1.    Meetings of the board of directors, regular or special, may be held either within or without the State of Tennessee.

        Section 2.    The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting or it may convene at such place and time as shall be fixed by the consent in writing of all the directors. No notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present.

        Section 3.    Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

        Section 4.    Special meetings of the board of directors may be called on ten days' notice to each director, either personally, by mail or by telegram; special meetings shall be called by the chairman of the board, the president, or by any two directors.

        Section 5.    Attendance or participation of a director at any meeting shall constitute a waiver of notice of such meeting, unless the director, at the beginning of the meeting (or promptly upon his arrival), objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of the notice of such meeting.

        Section 6.    A majority of the directors shall constitute a quorum for the transaction of business, unless a greater number is required by law or by the charter. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the charter. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time until a quorum shall be present. Notice of such adjournment need not be given, other than by announcement at the time of the adjournment, provided the meeting is not adjourned for more than one month at any one time.

        Section 7.    Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

ARTICLE VII
COMMITTEES

        Section 1.    The board of directors may create one or more committees that may consist of one or more members. All members of committees exercising the powers of the board of directors must be members of the board of directors and serve at the board of directors' pleasure. To the extent specified by the board of directors or charter, each committee shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise provided by law.

ARTICLE VIII
NOTICES

        Section 1.    Whenever notice is required to be given to any director or shareholder, under the provisions of the statutes, the charter or these by-laws, it shall be construed to mean written notice, which may be by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time it is deposited in the United States mail. Notice to directors may also be given by telegram.

        Section 2.    Whenever notice is required to be given under the provisions of the statutes, the charter or these by-laws, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE IX
OFFICERS

        Section 1.    The officers of the corporation shall be chosen by the board of directors, and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

        Section 2.    The board of directors, at its first meeting after each annual meeting of shareholders, shall choose a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.

        Section 3.    The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

        Section 4.    The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

        Section 5.    The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

THE PRESIDENT

        Section 6.    The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

        Section 7.    He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE-PRESIDENTS

        Section 8.    The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

        Section 9.    The secretary shall attend all meetings of the board of directors and all meetings of the shareholders, and shall record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation, and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

        Section 10.    The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

        Section 11.    The treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

        Section 12.    He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

        Section 13.    If required by the board of directors, he shall give the corporation a bond in such sum and such certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights applicable to each class, and the variations in the relative rights, preferences, and limitations determined for each series and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

        Section 14.    The signatures of the persons signing a share certificate may be facsimiles. In case any person who has signed, or whose facsimile signature has been placed upon such certificate, shall have ceased to hold such office before such certificate is issued, the certificate is nevertheless valid.

LOST CERTIFICATES

        Section 15.    The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation, which is alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

        Section 16.    All checks or demands for money, and notes of the corporation, shall be signed by such officer or officers, or such other person or Persons as the board of directors may from time to time designate.

FISCAL YEAR

        Section 17.    The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

        Section 18.    The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Tennessee". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE X
AMENDMENTS

        Section 1.    These by-laws may be amended or repealed, or new by-laws may be adopted, by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board unless the charter or law reserve this power to the shareholders.

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  Exhibit 3.42